Real Property Purchase Agreement & Deposit Receipt

This is intended to be a legally binding agreement. Please read it carefully.

Seller:
Capital Builders Development
Properties, a California limited
partnership.

Subject Property:
2901 to 2951 Sunrise Blvd
Rancho Cordova and Associated Land

Purchaser:
Mustafa Arpaci

Date:
March 17, 2000

Received from Purchaser the sum of Fifty Thousand Dollars ($50,000) ("Initial Deposit"). This sum, as evidenced by a personal check, is to be held uncashed until the mutual execution of this Agreement and then deposited in escrow within three (3) working days from the Contract Date (defined as the date of execution by the last signatory)
as a deposit for the purchase of property (the "Property") situated in the City of Rancho Cordova, County of
Sacramento, State of California, more particularly described as follows:
All that real property, together with improvements thereon, commonly known as 2991, 2931, 2941 & 2951 Sunrise
Boulevard further identified as Assessor's Parcel Nos. 072-0430-
077 and 078.
1. Terms Of Sale:
The purchase price ("Purchase Price") shall be Six Million Four Hundred Thousand Dollars ($6,400,000) and shall be paid as follows:
A. Initial Deposit:	$50,000
B. Increased Deposit:	$50,000
C. Balance Of Cash Down Payment:	$1,500,000
D. New Loan	$4,800,000
E. Total:	$6,400,000
2. Title Report:
Within ten (10) days following the Contract Date, Seller shall deliver to Purchaser at Seller's expense a current preliminary title report (the "Title Report"), together with a copy of all exceptions shown on the Title Report.
3. Closing Date-Escrow:
A. An escrow shall be opened with Financial Title Company (the "Title Company") located at 1110 Iron
Point Road, Suite 2180, Folsom CA 95630 (916) 985-3456. Escrow shall close prior to June 15, 2000 (the
"Closing Date"). Each party shall deliver to Escrow Holder, in sufficient time for escrow to close on the
Closing Date, all documents and monies required hereunder. Close of escrow shall mean the date all documents required hereunder are placed of record.
B. Property taxes, premiums on insurance acceptable to Purchaser, prepaid rents, interest, interest on assessments if assumed by Purchaser, and any other proratable items, shall be prorated as of close of escrow. Security deposits shall be credited to Purchaser. The amount of any bond or assessment which is a lien shall be assumed by Purchaser. As a condition to Purchaser's obligations hereunder the Title Company shall issue its CLTA owner's policy of title insurance insuring Purchaser in the amount of the Purchase
Price as owner of the Property subject only to the Permitted
Exceptions.
4. Closing Costs:
Closing costs are to be paid as follows:
A. Escrow Fees:	Purchaser 50%/Seller 50%
B. CLTA Owners Title Policy:	Seller
C. County Transfer Tax:	Purchaser 50%/Seller 50%
Any additional escrow costs or fees shall be paid according to the custom and practice of the county in which the Property is located. In the event Seller or Purchaser completes a tax-deferred exchange and additional closing costs and transfer taxes are incurred, the beneficiary of the exchange shall pay all additional costs arising out of the tax-deferred exchange.
5. Possession:
Possession shall be delivered to Purchaser on close of escrow.
6. Document Delivery Schedule:
Unless otherwise specified, within five (5) days after the Contract Date, Purchaser and Seller shall deliver to each other, or to each other's agent, all documentation required to be delivered.
7. Conditions To Purchaser's Performance:
All duties of Purchaser to purchase the Property shall be expressly conditioned upon the satisfaction of each of the conditions set forth below on or before the date set forth with regard to each condition. PURCHASER SHALL NOTIFY
SELLER, IN WRITING, OF PURCHASER'S REMOVAL OR WAIVER OF EACH CONDITION SET FORTH BELOW
WITHIN THE SPECIFIED TIME PERIOD OR THIS CONTRACT SHALL BE TERMINATED AND ALL DEPOSITS, WITH
INTEREST IF ANY, SHALL BE RETURNED TO PURCHASER WITHOUT PENALTY.
A. Loan Contingency-New Financing:
Within seventy-five (75) days from the Contract Date, Purchaser shall obtain, at Purchaser's expense, a new loan of not less than Four Million Eight Hundred Thousand Dollars $4,800,000, secured by a First deed of trust on the Property
B. Purchaser's Inspections:
(1) Feasibility Period:
Within thirty (30) days from the Contract Date, Purchaser's determination that the Property, its income and development potential, its market position, its uses and other economic aspects are acceptable to Purchaser, in Purchaser's sole discretion.
(2) Physical Inspections:
Within thirty (30) days from the Contract Date, Purchaser's approval of inspections by Purchaser and professionals employed by Purchaser of the Property and all improvements thereon, including, but not limited to, roof, plumbing, soils tests, electrical, sprinkler, water, sewer, engineering studies, heating and air conditioning system or systems, and structural integrity of the improvements, including structural pest control reports, toxic/hazardous substance inspections, and to measure the square footage of the Property, including land and any improvements. Seller, by execution of this Agreement, hereby grants Purchaser and Purchaser's authorized representatives and experts the right to enter upon and inspect and make reasonable tests upon the Property at reasonable times and upon notice to Seller, and Purchaser shall hold Seller harmless from any damage or injury to persons or property by reason of the entry upon the Property by Purchaser, its agents and its experts. Purchaser shall order and pay all costs with respect to such inspections.

Purchaser's approval of any inspection of the Property, however, shall not alter or diminish any
Seller's representations or warranties to the extent made under this Agreement, and Seller acknowledges and agrees that Purchaser is nonetheless relying on Seller's representations and warranties made herein, except to the extent reliance on such representation or warranty is specifically waived, in whole or in part, in writing, by the
Purchaser.
(3) Inspection of Documents, Books and Records:
Within thirty (30) days from the Contract Date, Purchaser's inspection and approval of the following documents or copies thereof: All surveys, soils tests, engineering studies, or any other test results or reports in Seller's possession or under Seller's control, any leases and/or tenant agreements, current rent roll, maintenance contracts, and any amendments thereto, covering the
Property, and books and income/expense records covering the Property for the years 1998, 1999 year-to-date, and for the current year to and including the Contract Date. Seller warrants and represents that the books and records are those kept and maintained by Seller in the ordinary and normal course of business and used by Seller in the computation of its federal income tax returns.
(4) Title Approval:
Purchaser shall have thirty (30) days from the Contract Date within which to notify Seller, in writing, of Purchaser's disapproval of any exception shown in the Title Report or the legal description. If Purchaser does not give written notice of such disapproval within such period, the
Title Report shall be deemed approved. If Purchaser disapproves of any exception in writing as described above, Seller shall have 10 working days from the date of Seller's receipt of written notice of the disapproval to give written notice to Purchaser that Seller shall remove the disapproved exception(s) prior to Escrow Closing. Seller's failure to deliver the notice shall mean
Seller will not remove the exception. If Seller elects not to remove any disapproved exception,
Purchaser shall have five working days either (i) to terminate this Agreement or (ii) to waive its disapproval of such exception and agree to purchase the Property subject to the disapproved exception. If Purchaser fails to so notify Seller, in writing, within five working days of its election pursuant to this paragraph, Purchaser shall be deemed to have elected to terminate this Agreement.
In the event of a termination hereunder, the parties shall have no obligations hereunder and
Purchaser's deposit shall be returned to Purchaser. Any exception, which Purchaser has approved hereunder, either by Purchaser's approval, Purchaser's failure to disapprove such exception, or by
Purchaser's waiver of disapproval, shall be deemed a "Permitted
Exception."
C. Review of Personal Property-Lessee:
Within thirty (30) days from the Contract Date, Purchaser's review and approval of an inventory of all items which are "personal property" and which may be removed by any lessee upon termination of its lease, or which the lessor may require be removed by lessee, at the discretion of lessor. Said inventory, signed by
Seller and by the tenant, shall designate (i) those items which the tenant may remove on termination of the lease, and (ii) those items which lessor (Seller) may require the tenant to remove, at the tenant's cost, upon termination of the lease.
8. Conditions To Seller's Performance:
All duties of Seller to sell the Property shall be expressly conditioned upon the satisfaction of each of the conditions set forth below on or before the date set forth with regard to each condition. SELLER SHALL NOTIFY PURCHASER,
IN WRITING, OF SELLER'S REMOVAL OR WAIVER OF EACH CONDITION SET FORTH BELOW WITHIN THE
SPECIFIED TIME PERIOD OR THIS CONTRACT SHALL BE TERMINATED AND ALL DEPOSITS, WITH INTEREST IF
ANY, SHALL BE RETURNED TO PURCHASER WITHOUT PENALTY.
9. Deposit Increase:
Purchaser will deliver to Escrow Holder an additional sum of $50,000 ("Increased Deposit") within three (3) days from the satisfaction or waiver of the conditions described in Paragraph 7 above, bringing the deposit to the aggregate amount of $100,000. AT THE TIME PURCHASER DELIVERS THE INCREASED DEPOSIT TO ESCROW
HOLDER, PURCHASER WILL EXECUTE AND DELIVER TO SELLER THE
FOLLOWING:  "PURCHASER AND
SELLER AGREE THAT THE LIQUIDATED DAMAGES DESCRIBED IN THIS PURCHASE AGREEMENT WILL BE
INCREASED TO THE AMOUNT OF THE INCREASED DEPOSIT, PLUS THE INITIAL DEPOSIT, ON THE DATE THE
ADDITIONAL DEPOSIT IS DUE."
10. Liquidated Damages
IF PURCHASER IS IN DEFAULT IN THE PERFORMANCE OF ANY PROVISIONS OF THIS AGREEMENT BY
PLACING THEIR INITIALS AT THE END OF THIS SENTENCE, PURCHASER AND SELLER AGREE THAT THE
INITIAL DEPOSIT DESCRIBED IN THIS AGREEMENT SHALL BE DELIVERED TO SELLER AS LIQUIDATED
DAMAGES.
__________	__________
Purchaser	Seller

RETENTION OF THE DEPOSIT BY SELLER AS LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR
PENALTY WITHIN THE MEANING OF CALIFORNIA CIVIL CODE SECTIONS 3275 OR 3369, BUT INSTEAD IS
INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER PURSUANT TO SECTIONS 1671, 1676 AND
1677 OF THE CALIFORNIA CIVIL CODE. BECAUSE OF THE SPECIAL NATURE OF THE NEGOTIATIONS WHICH
PRECEDED ACCEPTANCE BY SELLER OF PURCHASER'S OFFER TO ACQUIRE THE PROPERTY, THE PARTIES
ACKNOWLEDGE THAT THE ACTUAL DAMAGE WHICH PURCHASER'S DEFAULT
WOULD CAUSE TO SELLER
WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO ESTABLISH. IN ADDITION, PURCHASER DESIRES
TO HAVE A LIMITATION ON ITS POTENTIAL LIABILITY TO SELLER IN THE EVENT THAT PURCHASER
DEFAULTS IN ITS OBLIGATION TO TIMELY PERFORM ANY OF THE TERMS, COVENANTS AND CONDITIONS OF
THIS AGREEMENT. THEREFORE, IN ORDER TO INDUCE SELLER TO WAIVE ALL OTHER MONETARY REMEDIES
IT MAY HAVE IN THE EVENT OF BREACH BY PURCHASER OF ITS OBLIGATIONS HEREUNDER, PURCHASER
AND SELLER, BY INITIALING IN THE SPACE PROVIDED ABOVE, HAVE AGREED TO LIQUIDATED DAMAGES AS
SET FORTH HEREIN, WITH THE AMOUNT OF THE PAYMENT TO SELLER AND THE TIMING OF SUCH PAYMENT
HAVING BEEN THE SUBJECT OF CONSIDERABLE NEGOTIATIONS BETWEEN THE
PARTIES.

IF PURCHASER DEFAULTS IN ITS OBLIGATIONS HEREUNDER AFTER PURCHASER INCREASES ITS DEPOSIT, BY
PLACING THEIR INITIALS AT THE END OF THIS SENTENCE, PURCHASER AND SELLER AGREE THAT FROM
AND AFTER THE DATE THE DEPOSIT IS INCREASED, THE LIQUIDATED DAMAGES SELLER SHALL BE
ENTITLED TO AS A RESULT OF PURCHASER'S DEFAULT, SHALL EQUAL THE INCREASED DEPOSIT PLUS THE
INITIAL DEPOSIT.
__________	__________
Purchaser	Seller
11. Binding Agreement:
This Agreement, to the extent assignable, is binding upon the heirs, executors, administrators, successors and assigns of the Purchaser and Seller, and shall survive recordation of the Grant Deed and close of escrow.
12. Assignment By Purchaser:
Purchaser may assign its rights hereunder without the prior written consent of Seller.
13. Representation Of Authority To Execute:
Each person executing this Agreement on behalf of a party represents and warrants that such person is duly and validly authorized to do so on behalf of the entity it purports to so bind, and if such party is a partnership, corporation or trustee, that such partnership, corporation or trustee is the owner of the Property and has full right and authority to enter into this Agreement and perform all of its obligations hereunder. To the extent that the signatories to this Agreement shall comprise a group of individuals, the individuals represent that they are all the owners of the Property and agree that the obligations and liabilities of such individuals under this Agreement shall be joint and several.
14. Flood Control Act:
Seller discloses that the property is not located in a "flood zone," as set forth on H.U.D. "Special Flood Zone Area
Maps." As a condition to obtaining financing on most properties located in "flood zones," some banks, savings and loan associations and insurance lenders require that H.U.D. flood insurance be carried where such properties are security for the loan. This requirement is mandated by the H.U.D. National Flood Insurance Program and became effective March 1, 1975. Purchaser acknowledges that Purchaser has not received or relied upon any representations from either Seller or Broker(s) regarding the legal effect, interpretation or economic consequences of the National
Flood Insurance Program and related legislation.
15. Special Studies Zone Act:
Seller discloses that the property is not situated in a Special Study Zone as designated under the Alquist-Priolo
Special Studies Zone Act, Sections 2621-2630, inclusive, of the California Public Resources Code, or otherwise in an area of the high geologic hazard ("Geologic Zone"). If the Property is in a Geologic Zone, the construction or development on the Property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California.
16. Americans With Disabilities Act:
The Americans With Disabilities Act (ADA) requires both the owner of real estate and the tenant of real estate to comply with its provisions.
17. In part, the Act requires owners and tenants of public accommodations to remove physical barriers to access and provide auxiliary aids or services for persons with hearing, vision or speech impairment. The ADA does not specify responsibility for compliance as between lessor and lessee or as between seller and buyer. Compliance and the allocation of responsibility for cost for compliance must be negotiated between the parties.

Cornish & Carey Commercial makes no representation or warranty with respect to compliance or noncompliance of the Property or any contemplated use of the Property. We recommend that you consult your attorney to determine if this Act applies to you and, if so, the requirements that must be met. The applicability of the Act is a legal issue, and we cannot give you legal advice on such matters.
18. Legal Action:
If either party or Broker files any action or brings any proceeding against the other arising out of this Agreement, or is made a party to any action or proceeding brought by the escrow holder, then the prevailing party shall be entitled to recover as an element of its cost of suit, and not as damages, reasonable attorneys' fees to be fixed by the court. This Agreement shall be governed by California law.
19. Arbitration Of Disputes:
Any dispute or claim in law or equity arising out of this agreement, or any transaction resulting from this agreement, shall be decided by neutral binding arbitration in accordance with the California Code of Civil Procedure, Part III,
Title 9. Judgment upon any argument rendered may be entered in a court having jurisdiction thereof. The parties shall have the right to discovery pursuant to California Code of Civil Procedure, Section 1283.5. If the parties cannot agree on the selection of an arbitrator, the Presiding Judge of the Superior Court having jurisdiction to enforce the award shall select the arbitrator. The arbitrator's fee shall be paid by the losing party.

NOTICE: BY INITIALING IN THE SPACE BELOW YOU ARE AGREEING TO HAVE ANY DISPUTE ARISING OUT OF
THE MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION
DECIDED BY NEUTRAL
ARBITRATION AS PROVIDED BY CALIFORNIA LAW AND YOU ARE GIVING UP ANY RIGHTS YOU MIGHT
POSSESS TO HAVE THE DISPUTE LITIGATED IN A COURT OR JURY TRIAL. BY INITIALING IN THE SPACE
BELOW YOU ARE GIVING UP YOUR JUDICIAL RIGHTS TO DISCOVERY AND APPEAL, UNLESS SUCH RIGHTS
ARE SPECIFICALLY INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION. IF YOU REFUSE TO SUBMIT
TO ARBITRATION AFTER AGREEING TO THIS PROVISION, YOU MAY BE COMPELLED TO ARBITRATE UNDER
THE AUTHORITY OF THE CALIFORNIA CODE OF CIVIL PROCEDURE. YOUR
AGREEMENT TO THIS
ARBITRATION PROVISION IS VOLUNTARY.

WE HAVE READ AND UNDERSTAND THE FOREGOING AND AGREE TO SUBMIT DISPUTES ARISING OUT OF THE
MATTERS INCLUDED IN THE "ARBITRATION OF DISPUTES" PROVISION TO NEUTRAL ARBITRATION.
__________	__________
Purchaser	Seller
20. Toxic Contamination Disclosure:
Seller and Purchaser acknowledge that they have been advised that numerous federal, state and/or local laws, ordinances and regulations ("Laws") affect the existence and removal, storage, disposal, leakage of and contamination by materials designated as hazardous or toxic ("Toxics"). Many materials, some utilized in everyday business activities and property maintenance, are designated as hazardous or toxic.

Some of the Laws require that Toxics be removed or cleaned up by landowners, future landowners or former landowners without regard to whether the party required to pay for the "clean up" caused the contamination, owned the property at the time the contamination occurred or even knew about the contamination. Some items, such as asbestos or PCBs, which were legal when installed, now are classified as Toxics, and are subject to removal requirements. Civil lawsuits for damages resulting from Toxics may be filed by third parties in certain circumstances.

Cornish & Carey Commercial has recommended, and hereby recommends, that each of the parties have competent professional environmental specialists review the Property and make recommended tests so that a reasonably informed assessment of these matters can be made by each of the parties. Purchaser and Seller acknowledge that neither Cornish & Carey Commercial nor its agents or salespersons have been retained to investigate or to arrange for investigation by others, and have not made any recommendations or representations with regard to the presence or absence of Toxics on, in or beneath the Property. Purchaser and Seller agree that they will rely only on persons who are experts in this field and will obtain such expert advice so each of them will be as fully informed as possible with regard to Toxics in entering into this Agreement.
21. F.I.R.P.T.A.:
Seller shall deliver to Purchaser at the close of escrow an affidavit executed by Seller under penalty of perjury stating Seller's United States taxpayer identification number, that Seller is not a foreign person, and all other information required in accordance with Internal Revenue Code Section 1445(b)(2).
22. Maintenance Of The Property:
Seller shall be responsible for normal and customary maintenance of the Property in its present condition, subject to normal wear and tear, and shall pay any and all expenses of any kind incurred in the normal and customary maintenance and operation of the Property until close of escrow; provided Seller shall have no obligation to replace any item or to incur any capital expenditures in such maintenance.
23. Damage Or Destruction:
Notwithstanding the foregoing, if a material portion of the Property is damaged or destroyed prior to the close of escrow, Purchaser may elect to continue this Agreement in full force and effect without modification and to purchase the Property in its damaged condition, in which event Seller shall assign to Purchaser at close of escrow all insurance proceeds due as a result of such damage and destruction, whether or not such insurance proceeds are adequate to repair such damage and destruction. A destruction shall be considered material if the cost of repair or replacement without deduction for depreciation exceeds 10% of the purchase price, provided that if applicable building codes or other laws or regulations require work exceeding the repair or replacement of the actual damage, the cost shall be considered to include all the work. Unless Purchaser notifies Seller in writing within 10 working days from the date
Purchaser is notified in writing of the cost of repair and amount of insurance proceeds to continue this Agreement, this Agreement shall terminate and Purchaser shall receive back its deposit, together with any interest earned on the deposit.
24. Consult Your Attorney And Tax Consultant:
This document has been prepared for submission by Purchaser and Seller to their attorneys and tax consultants for approval from the standpoint of protection of legal rights. No representation or recommendation is made by Cornish
& Carey Commercial, a commercial real estate company, or its agents or employees, as to the legal sufficiency, legal effect, or tax consequences of this document or the transaction relating thereto. THESE ARE QUESTIONS FOR YOUR
ATTORNEY AND TAX CONSULTANT.
25. Broker Representations:
Purchaser and Seller understand that Broker has not made any investigation or determination regarding the value of the Property; the present or future use of the Property; any possible violations of any federal, state, county, or municipal ordinances, statutes, zoning; proposed acquisition of the Property by the federal, state, county or municipal governments; the accuracy of income and expense information; existence or content of any leases; the existence of physical defects in the Property, the size of the Property or the size of any improvements, and Purchaser and Seller hereby release Broker from any liability relating thereto and agree that such investigation and determination has been Purchaser's sole responsibility and Broker shall not be held responsible therefor.

Purchaser is advised that any representation of square footage with respect to the Property and any improvements thereon are approximations only which may be inaccurate. Purchaser acknowledges that the Purchase Price is not based on the square footage of any improvements or lot size.
26. Brokers:
The only real estate brokers involved in the purchase and sale of the Property are Davis & Davis Associates representing Purchaser ONLY and Cornish & Carey Commercial representing Seller ONLY. The Purchaser shall defend, indemnify and hold Seller harmless against any commission or finder's fees or claims relating to the sale of the Property by any other person or entity whose claim arises out of the actions of Purchaser. The Seller shall defend, indemnify and hold Purchaser harmless against any commission or finder's fees or claims relating to the sale of the Property by any other person or entity whose claim arises out of the actions of Seller. The Seller shall be responsible for the payment of the Broker's fee or commission fee for the above referenced brokers to be paid immediately upon the close of escrow and transfer of title from Seller to Purchaser. The commission to be paid
Davis & Davis Associates Cornish & Carey Commercial is two percent (2%) of the gross sales price, and the commission to be paid to Cornish & Carey Commercial is two percent (2%) of the gross sales price.

Any dispute with respect to the amount or payment of such commissions shall be subject to Paragraph 17
(Arbitration of Disputes) of this Agreement.
27. Tax-Deferred Exchange:
Purchaser and Seller agree to cooperate with each other for the purpose of effecting a tax-deferred exchange(s) pursuant to Internal Revenue Code Section 1031, providing:
A. Close of escrow hereunder is not delayed;
B. the cooperating party shall incur no additional expense by reason of such cooperation; and
C. the exchanging party shall hold the cooperating party harmless from any and all liability by reason of the cooperating party's acquiring title for the purposes of such exchange.

A TAX-DEFERRED EXCHANGE IS A TECHNICAL MATTER WHICH SHOULD BE
STRUCTURED BY A TAX
ATTORNEY OR LICENSED CPA TO ASSURE COMPLIANCE WITH ALL LEGAL
REQUIREMENTS. HAVE
YOUR TAX ADVISOR REVIEW AND STRUCTURE THIS ASPECT OF THIS
TRANSACTION.
28. Time And Date For Acceptance:
Purchaser's signature hereon constitutes an offer to Seller to purchase the Property. Unless acceptance hereof is signed by Seller and the signed copy received by Purchaser or Purchaser's agent, either in person or by mail to the address shown below by 5:00 P.M., Thursday, March 23, 2000, this offer shall be deemed revoked and the deposit shall be returned to Purchaser.
29. Time:
Time is of the essence of this contract.
30. Entire Agreement:
Except for any addenda attached hereto, this Agreement constitutes the entire agreement between Purchaser and
Seller with respect to the purchase of the Property by Purchaser and supersedes all other agreements, letters, memoranda or understanding respecting the same, whether written or oral. This Agreement may not be modified by either party by oral representation made before, contemporaneous with or after the execution of this Agreement. All modifications, amendments or additions to this Agreement must be in writing signed by Seller and by Purchaser.
31. Other Terms And Conditions:
A. Estoppel Certificates:
Prior to close of escrow, Seller shall furnish to Purchaser estoppel certificates from current tenants in a form reasonably acceptable to Purchaser.
B. Building Plans:
Within ten (10) days after the Contract Date, Seller shall provide to Purchaser, at no expense to Purchaser, a copy of building layout plans, including floor plans and building elevation plans, in Seller's possession or under Seller's control.
C. "As Built" Plans:
Within ten (10) days after the Contract Date, Seller shall provide Purchaser with a complete set of "as built"
plans of the Property, if available.
D. Soils and Engineering Reports:
Within ten (10) days after the Contract Date, Seller shall provide to Purchaser, at no expense to Purchaser, copies of any and all soils and engineering reports and studies in Seller's possession or under Seller's control.
E. Earnest Money Deposit:
Any deposits made by Purchaser shall be placed in an interest bearing account by Escrow Holder, with any interest accrued thereon to be credited to Purchaser.
F. No New Leases:
After the removal of contingencies, Seller shall not enter into any new leases or options to lease or negotiate termination, extensions or modifications of any existing leases without Purchaser's prior written consent.
G. Unpaid Rent:
Seller will retain the right to collect from tenants of the Property the unpaid rent tenants owe Seller, and
Purchaser agrees to cooperate at no expense to Purchaser with Seller's efforts to collect such rent. All sums paid by tenants to Purchaser after the close of escrow shall be applied first by Purchaser against sums due from tenants under the lease for periods following the Closing Date, and the remainder, if any, shall be paid over to Seller until such unpaid rent is paid.
H. Property to be Sold "As Is":
(1) Except as otherwise expressly set forth herein, Purchaser acknowledges that Purchaser is purchasing the Property solely in reliance on Purchaser's own investigation and that no representations or warranties of any kind whatsoever, express or implied, have been made by
Seller, Seller's agents, or Broker. Purchaser further acknowledges that as of the close of escrow,
Purchaser will be aware of all zoning regulations, other governmental requirements, site and physical conditions, and other matters affecting the use and condition of the Property, and
Purchaser agrees to purchase the Property in the condition in which it is at close of escrow.
(2) Except for the specific representations or warranties of Seller contained herein, Purchaser is purchasing the Property hereunder strictly on an "as is" basis, and regardless of the Property's topography, climate, air, water rights, utilities, water, possible toxic waste or hazardous materials, present and future zoning, soil, subsoil, purpose to which the Property is suited, drainage, access to public roads, proposed routes or enlargement of roads or extensions thereof. Purchaser further acknowledges and agrees that the Property is or may be subject to zoning, P.U.D., or other municipal ordinance restrictions (which Purchaser acknowledges Purchaser is familiar with). The
Property is to be purchased, conveyed, and accepted by Purchaser in its present condition, "as is,"
and no patent or latent physical condition of the Property, whether or not known or unknown or discovered at a later date, shall affect this transaction and the Purchase Price paid for the Property hereunder. Purchaser is obligated to close escrow notwithstanding the condition of the Property.
All work in connection with preparing the Property for the use intended by Purchaser, all costs incidental thereto, and all other costs, fees, studies, reports, approvals, plans, surveys, permits, and expenses whatsoever necessary or desirable in connection with Purchaser's acquiring, developing, using and/or operating the Property shall be obtained and paid for by and shall be the sole responsibility of Purchaser. Purchaser has investigated and has knowledge of operative or proposed governmental laws and regulations, including, but not limited to, zoning, environmental
(including specifically the regulations of the Environmental Protection Agency and the Bay Area
Pollution Control District) and land use laws and regulations to which the Property may be subject, and shall acquire the Property subject to the foregoing and to such other laws and regulations that pertain to the Property.
(3) Purchaser has neither received nor relied upon any representations concerning any laws and regulations made by Seller, Seller's employees, agents, brokers or any other person acting on or in behalf of Seller. Purchaser hereby waives, releases, acquits, and forever discharges Seller and
Broker of and from any and all claims, actions, causes of action, demands, rights, damages, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, that it now has or which may arise in the future on account of or in any way growing out of or connected with the condition of the Property, any toxic wastes or hazardous materials located thereon, any settlement or subsidence of construction thereon, if any, or with any operative or proposed governmental laws and regulations, including, but not limited to, zoning, environmental, and land use laws and regulations to which the Property may be subject or with
Purchaser's contemplated use and development of the Property.
I. Assignment of Warranties:
Seller shall assign to Purchaser all warranties and all Seller's rights against the contractors, subcontractors, suppliers and materialmen involved in the construction or operation of the Property.
J. Seller's Statement Regarding Toxics:
Seller represents and warrants that, without having made a reasonable and diligent investigation, to the best of Seller's knowledge, no hazardous waste, hazardous substance or any hazardous or radioactive material, as those terms are defined in any local, state or federal law (collectively "Toxic") has been stored, used, treated, produced or disposed of on the Property, nor has any Toxic come to be located in, on or beneath the
Property or any improvement or equipment on the Property, or in the surface or groundwaters associated with the Property, which has not heretofore been disclosed by Seller to Purchaser in writing.
K. Toxic Contamination Disclosure:
Purchaser acknowledges that it understands that there are substantial potential liabilities under environmental laws associated with the ownership, possession or control of real property where a hazardous waste, hazardous substance or any hazardous or radioactive material, as those terms are defined in any local, state, or federal law (collectively "Toxic"), has come to be located, and that Purchaser has been advised to conduct an appropriate environmental assessment of the Property and the properties in the vicinity of the Property prior to close of escrow, and that if Purchaser fails to undertake such an environmental assessment, or purchases the Property with reason to know that Hazardous Substances may be located on, in or under the Property, Purchaser may have no defense to liability under certain environmental laws. Purchaser further acknowledges that even if Purchaser performs an appropriate environmental assessment and purchases the Property without knowledge of the presence of hazardous environmental conditions on the Property, Purchaser may have no defense to liability for conditions existing on the Property.
L. Permitted Assignment:
Notwithstanding the provisions of Paragraph 11 Purchaser may assign this Agreement and all of Purchaser's rights under it to any related entity provided the assignee assumes all obligations of Purchaser hereunder and agrees to execute all documents and to perform all obligations imposed on Purchaser as if the assignee were the original purchaser under this Agreement. Purchaser shall not be relieved from its obligations hereunder following a permitted assignment.
M. Seller's Warranties:
Seller hereby represents and warrants to Purchaser:
(1) Violations:
That no governmental authority or any employee or agent thereof has notified Seller that it considers any construction on the Property or the operation, use or ownership of the Property to violate any ordinance, rule, law, regulation, or order of any governmental agency, body or subdivision thereof or that no investigation has been commenced or is contemplated respecting any possible violation.
(2) Contracts:
That there are no service contracts or other contractual obligations (except leases which Seller has disclosed to Purchaser) upon which Seller is obligated pertaining to the Property, except those which can be terminated upon not more than 30 days' notice.
(3) Documents Delivered:
That all documents delivered to Purchaser by Seller pursuant to the terms of this Agreement are complete and as of their respective dates true and correct.
(4) Special Assessments or Condemnation:
That there are not presently pending any special assessments or condemnation actions against the
Property, or any part thereof, nor has Seller received any notice of any special assessments or condemnation actions being contemplated.
(5) Compliance with Agreements:
That neither this Agreement nor anything provided to be done hereunder, including, but not limited to, the conveyance of the Property, violates or shall violate any contract, agreement or instrument to which Seller is a party or which affects the Property.
(6) State of Facts:
That Seller is not in default of any of its obligations or liabilities pertaining to the Property, nor is there any state of facts or circumstances or condition or event which, after notice or lapse of time or both, would constitute or result in any such default.
(7) Leases:
That the Leases listed on the rent roll, when delivered to Purchaser, are in full force and effect, there are no defaults by landlord or tenant thereunder, and the Leases are subject to no claims or offsets for the benefit of tenants. No rent has been prepaid for the benefit of tenants, nor security deposits paid other than as disclosed to Purchaser in the rent roll. There are no agreements, written or oral, with any tenant except those listed on the rent roll and delivered to Purchaser and the
Leases have not previously been assigned, conveyed, pledged, hypothecated or otherwise alienated by Seller. The rental rates set forth on the rent schedule accurately state the rentals that are being charged by Seller and paid by tenants for new Leases at the Property. There are no pending or threatened claims by any tenants and there are no agreements or covenants not performed with respect to any Lease.
(8) Leasing Commissions:
That there are no outstanding leasing commissions payable for any of the Leases and there are no obligations to pay any leasing commission for any renewal of the tenancy of any of the tenants or for any new lease negotiated prior to close of escrow.
(9) Title:
a)	Encumbrances:
That to Seller's best knowledge, the Property is free and clear of all liens, encumbrances, claims, rights, demands, easements, leases, agreements, covenants, conditions, and restrictions of any kind, except for the Permitted Exceptions.

b)  	Encroachments:
That to Seller's best knowledge, there are no encroachments on the Property from adjoining property, and the Property does not encroach on any adjoining property, easements, or streets.

c)	Streets:
That to Seller's best knowledge, there is no existing, proposed, or contemplated plan to widen, modify, or realign any street or highway.
(10) Litigation:
That Seller is not involved in or aware of any pending or threatened litigation which does or will affect the Property. There are no actions or proceedings pending or threatened against Seller before any court or administrative agency in any way connected with or relating to the Property, or affecting Seller's ability to fulfill all of its obligations under this Agreement.
(11) Payment of All Obligations:
That as of close of escrow, there shall be no outstanding contracts made by Seller for any improvements to the Property which have not been fully paid for, and Seller shall cause to be discharged all mechanics' and materialmen's liens arising from any labor and material furnished prior to close of escrow or shall cause a bond to be posted to secure payment of the mechanics'
and materialmen's liens from a surety company and in an amount approved in advance, in writing, by Purchaser. In the event there are undischarged mechanics' and/or materialmen's liens affecting the Property as of close of escrow, and Seller has not posted bonds securing payment of the liens pursuant to this subsection, Purchaser shall have the option to assume or take the Property subject to the undischarged liens and deduct the amount claimed under such liens (including interest and attorneys' fees) from the cash payable to Seller at close of escrow and to pay such liens in full.
(12) Indemnification:
That Seller shall indemnify and hold Purchaser harmless from any liability, loss or claim for damages, including reasonable costs and attorneys' fees, arising from the leases and accruing prior to escrow closing; arising out of any theft, damage, or injury to tenants or their personal property, and accruing prior to close of escrow; or arising out of the breach by Seller of the covenants or any warranties or the falsity of any of the representations set forth in this paragraph.
(13) Survival:
That Seller's representations, warranties and covenants contained in this paragraph shall survive close of escrow and the recordation of the Deed.
The undersigned Purchaser offers and agrees to buy the Property on the terms and conditions above stated and acknowledges receipt of a copy hereof.
Purchaser:
MUSTAFA ARPACI
By:

Date:

Mustafa Arpaci


Acceptance
The undersigned Seller accepts the foregoing offer and agrees to sell the Property on the terms and conditions set
forth.
The undersigned Seller acknowledges receipt of a copy hereof and authorizes Broker(s) to deliver a signed copy of it
to Purchaser.
Seller:
CAPITAL BUILDERS DEVELOPMENT
PROPERTIES, A CALIFORNIA LIMITED
PARTNERSHIP.
By:

Date:

Michael J. Metzger, General
Partner

Broker(s) agree(s) to the commission provisions above.
DAVIS & DAVIS ASSOCIATES
By:

Date:

Nasser Ganji - Agent for Purchaser


CORNISH & CAREY COMMERCIAL
By:

Date:

Walter Helm - Agent for Seller


Date:
March 17, 2000
Subject Property:
2901 to 2951 Sunrise Blvd
Rancho Cordova and Associated Land
Seller:
CAPITAL BUILDERS
DEVELOPMENT PROPERTIES, A
CALIFORNIA LIMITED
PARTNERSHIP.
Brokers:
Davis & Davis Associates
Cornish & Carey Commercial

Purchaser:
MUSTAFA ARPACI


Various laws, regulations and policies require us to disclose the following information:
1. Alquist-Priolo Notification; Alquist-Priolo Special Earthquake Studies Zone Act:
The Property described above is or may be situated in a "Special Study Zone" as designated under the Alquist-Priolo
Special Studies Zone Act, Sections 2621-2630, inclusive, of the California Public Resources Code; and, as such, the construction or development on the Property of any structure for human occupancy may be subject to the findings of a geologic report prepared by a geologist registered in the State of California, unless such report is waived by the city or county under the terms of that act. No representations on the subject are made by Seller or by Cornish & Carey
Commercial, or its agents or employees, and the Purchaser should make his/her/its own inquiry or investigation.
2. Notification re:  National Flood Insurance Program:
The Property is or may be located in a Special Flood Hazard Area on United States Department of Housing and
Urban Development (H.U.D.) "Special Flood Zone Area Maps". Federal law requires that as a condition of obtaining federally related financing on most properties located in "flood zones", banks, savings and loan associations, and some insurance lenders require flood insurance be carried where the property, real or personal, is security for a loan. This requirement is mandated by the National Flood Insurance Act of 1968 and the Flood
Disaster Protection Act of 1973. Cities or counties may have adopted building or zoning restrictions, or other measures which could affect the value of the property. Lessee/Purchaser should contact the city or county in which the property is located to determine any such restrictions. The extent of coverage available in this area and the cost of this coverage may vary, and for further information, Lessee/Purchaser should consult a lender or insurance carrier.
3. Hazardous Wastes of Substances and Underground Storage Tanks:
Comprehensive federal and state laws and regulations have been enacted in the past several years in an effort to control the use, storage, handling, clean-up, removal and disposal of hazardous wastes or substances. Some of these laws and regulations (such as, for example, the Comprehensive Environmental Response Compensation and Liability
Act [CERCLA]) provide for broad liability on the part of owners, tenants or other users of the property for clean-up costs and damages regardless of fault. Other laws and regulations set standards for the handling of asbestos, and establish requirements for the use, modification, abandonment, and closure of underground storage tanks.

It is not practical or possible to list all such laws and regulations in this Notice. Therefore, Sellers and Purchasers are urged to consult legal counsel to determine their respective rights and liabilities with respect to the issues described in this Notice, as well as all other aspects of the proposed transaction. If hazardous wastes or substances have been, or are going to be used, stored, handled or disposed of on the Property, or if the Property has or may have underground storage tanks, it is essential that legal and technical advice be obtained to determine, among other things, the nature of permits and approvals which have been obtained or may be required; the estimated costs and expenses associated with the use, storage, handling, clean-up, disposal or removal of hazardous wastes or substances;
and the nature and extent of contractual provisions necessary or desirable in this transaction. Broker recommends expert assistance and site investigation to determine past uses of the property, which may provide valuable information as to the likelihood of hazardous wastes or substances, or underground storage tanks, being on the Property.

Seller agrees to disclose to Broker and to Purchaser any and all information which he/she/it has regarding present and future zoning and environmental matters affecting the Property and regarding the condition of the Property, including, but not limited to structural, mechanical and soils conditions, the presence and location of asbestos, PCB transformers, other toxic, hazardous or contaminated substances, and underground storage tanks, in, on, or about the Property.

Broker has conducted no investigation regarding the subject matter hereof, except as may be contained in separate written document signed by Broker. Broker makes no representations concerning the existence or nonexistence of hazardous wastes or substances, or underground storage tanks, in, on, or about the Property. Purchaser should contact a professional, such as a civil engineer, industrial hygienist or other persons with experience in these matters, to advise on these matters.

The term "hazardous wastes or substances" is used herein in its very broadest sense and includes, but is not limited to, petroleum based products, paints and solvents, lead, cyanide, DDT, printing inks, acids, pesticides, ammonium compounds, asbestos, PCB's and other chemical products. Hazardous wastes or substances and underground storage tanks may be present on all types of real property. This Notice is intended to apply to any transaction involving any type of real property, whether improved or unimproved.
4. The Americans With Disabilities Act:
Please be advised that an owner or tenant of real property may be subject to the Americans With Disabilities Act (the
ADA). The Act requires owners and tenants of "public accommodations" to remove barriers to access by disabled persons and provide auxiliary aids and services for hearing, vision or speech impaired persons. You are advised to consult your attorney with respect to the application of this Act to the Property. Cornish & Carey Commercial cannot give you legal advice on this Act or its requirements.
5. Broker Disclosure:
The parties hereby expressly acknowledges that Broker has made no independent determination or investigation regarding, but not limited to, the following: present or future use of the Property; environmental matters affecting the Property; the condition of the Property, including, but not limited to structural, mechanical and soils conditions, as well as issues surrounding hazardous wastes or substances as set out above; violations of the Occupational Safety and Health Act or any other federal, state, county or municipal laws, ordinances, or statutes; measurements of land and/or buildings. Lessee/Purchaser agrees to make its own investigation and determination regarding such items.
Receipt of a copy of this Notice and Agreement is hereby
acknowledged.
Acknowledged and Agreed:
Purchaser:
MUSTAFA ARPACI
DAVIS & DAVIS ASSOCIATES
By:


By:

Mustafa Arpaci
Nasser Ganji
Date:


Date:


Seller:
CAPITAL BUILDERS DEVELOPMENT
PROPERTIES, A CALIFORNIA LIMITED
PARTNERSHIP..
CORNISH & CAREY COMMERCIAL
By:


By:

Michael J. Metzger, General Partner
Walter Helm
Date:


Date:


CONSULT YOUR ADVISORS: NO REPRESENTATION OR RECOMMENDATION IS
MADE BY CORNISH
& CAREY COMMERCIAL OR ITS AGENTS OR EMPLOYEES AS TO THE LEGAL
EFFECT,
INTERPRETATION, OR ECONOMIC CONSEQUENCES OF THE NATIONAL FLOOD
INSURANCE
PROGRAM AND RELATED LEGISLATION, NOR OF OTHER LEGISLATION
REFERRED TO HEREIN.
THESE ARE QUESTIONS THAT YOU SHOULD ADDRESS WITH YOUR
CONSULTANTS AND
ADVISORS.

REAL PROPERTY PURCHASE AGREEMENT & DEPOSIT RECEIPT
1601 RESPONSE ROAD, SUITE 160, SACRAMENTO, CA 95815  (916) 920
4400 FAX (916) 920-0854
Purch agmt Arpaci.doc	Rev. (7/95)
	Page   of 13
CORNISH & CAREY COMMERCIAL

ONCOR INTERNATIONAL
REAL PROPERTY PURCHASE AGREEMENT & DEPOSIT RECEIPT
1601 RESPONSE ROAD, SUITE 160, SACRAMENTO, CA 95815  (916) 920
4400 FAX (916) 920-0854
3/17/00 5:22 PM  Purch agmt Arpaci.doc	Rev. (7/95)
	Page   of 13

DISCLOSURE REQUIREMENTS
1601 RESPONSE ROAD, SUITE 160, SACRAMENTO, CA 95815  (916) 920
4400 FAX (916) 920-0854
3/17/00 5:22 PM  Purch agmt Arpaci.doc	Rev. (7/95)
	Page   of 13
CORNISH & CAREY COMMERCIAL

ONCOR INTERNATIONAL
DISCLOSURE REQUIREMENTS
1601 RESPONSE ROAD, SUITE 160, SACRAMENTO, CA 95815  (916) 920
4400 FAX (916) 920-0854
3/17/00 5:22 PM  Purch agmt Arpaci.doc	Rev. (7/95)
	Page   of 13